                                                                 Exhibit(p)(vii)

                         SANTA BARBARA ASSET MANAGEMENT

                                 CODE OF ETHICS

GENERAL

The Code of Ethics is predicated on the principle that SBAM owes a fiduciary duty to its clients. Accordingly, SBAM's employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, SBAM must:

     - PLACE CLIENT INTERESTS AHEAD OF SBAM'S - As a fiduciary, SBAM must serve in its clients' best interests. In other words, SBAM employees may not benefit at the expense of advisory clients. This concept is particularly relevant when employees are making personal investments in securities traded by advisory clients.

     - ENGAGE IN PERSONAL INVESTING THAT IS IN FULL COMPLIANCE WITH SBAM'S CODE of ETHICS - Employees must review and abide by SBAM's Personal Securities Transaction and Insider Trading Policies.

     - AVOID TAKING ADVANTAGE OF YOUR POSITION - Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with SBAM, or on behalf of an advisory client.

     - MAINTAIN FULL COMPLIANCE WITH THE FEDERAL SECURITIES LAWS(1) - Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

Any questions with respect to SBAM's Code of Ethics should be directed to the CCO and/or the CIO. As discussed in greater detail below, employees must promptly report any violations of the Code of Ethics to the CCO or OM. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

GUIDING PRINCIPLES & STANDARDS OF CONDUCT

All Employees, directors, officers and partners of SBAM, and consultants closely associated with the Firm, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that SBAM expects from its Employees and consultants:

     - Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets;

     - Place the integrity of the investment profession, the interests of clients, and the interests of SBAM above one's own personal interests;

     - Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

     -    Avoid any actual or potential conflict of interest;

     - Conduct all personal securities transactions in a manner consistent with this policy;

     - Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

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(1)  "Federal securities laws" means the Securities Act of 1933, the Securities
     Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the Commission or the Department of the Treasury.

     - Practice and encourage others to practice in a professional and ethical manner that will reflect credit on yourself and the profession;

     - Promote the integrity of, and uphold the rules governing, capital markets;

     - Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

     -    Comply with applicable provisions of the federal securities laws.(2)

1.   PERSONAL SECURITIES TRANSACTION POLICY

     Employees may not purchase or sell any security in which the employee has a beneficial ownership unless the transaction occurs in an exempted security or the employee has complied with the Personal Security Transaction Policy set forth below.

PRE-CLEARANCE PROCEDURES

SBAM's Employees must have written clearance for all personal securities transactions before completing the transactions. SEAM reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct.

Generally, Employees shall complete SBAM's Pre-Clearance Form (See ATTACHMENT A) or may request pre-clearance via email. All pre-clearance requests must be submitted to SBAM's CCO or someone so designated by the CCO with the CCO's oversight. Once pre-clearance is granted to an. Employee, such Employee may only transact in that security for the remainder of the day. If the Employee wishes to transact in that security on the following or any other day, they must again obtain pre-clearance from the CCO. Unless otherwise noted, no pre-clearance is required for the exempted transactions noted below.

The CCO shall maintain a "Watch List" of securities that are being evaluated, and promptly updated by SBAM's analysts for purchase/removal from client portfolios. The Watch List shall be compiled by analysts and portfolio managers and include companies that SEAM is evaluating through the due diligence process.

SECURITIES AND INSTRUMENTS THAT ARE NOT SECURITIES

SEAM will regard the following as securities for purposes of complying with this policy: Any note, stock, treasury security, bond, closed-end mutual fund, exchange-traded fund, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, fractional undivided interest in oil, gas, or other mineral rights, any options, or in general, any interest or instrument commonly known as a security.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

EXEMPT SECURITIES

SEAM requires Employees to pre-clear and provide periodic reports (See REPORTING section) regarding transactions and holdings in any security, as that term is defined in Section 202(a) (18) of the Advisers Act ("Reportable Security"). However, as noted in. Rule 204A-1, the term Reportable Security exempts and does pot include:

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(2)  "Federal securities laws" means the Securities Act of 1933, the Securities
     Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the Commission or the Department of the Treasury.

     -    Direct obligations of the Government of the United States;

     - Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     -    Shares issued by money market funds;

     -    Shares issued by open-end funds other than reportable funds(3); and

     - Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

BENEFICIAL OWNERSHIP

     Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

     The following are examples of indirect pecuniary interests in securities:

     - Securities held by members of employees' immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

     - Employees' interests as a general partner in securities held by a general or limited partnership; and

     - Employees' interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

     The following circumstances constitute beneficial ownership by employees of securities held by a trust:

     - Ownership of securities as a trustee where either the employee or members of the employees' immediate family have a vested interest in the principal or income of the trust;

     -    Ownership of a vested beneficial interest in a trust; and

     - An employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the employee to revoke the trust.

EXEMPT TRANSACTIONS

The following transactions are considered exempt transactions:

     - Any transaction in an account over which the employee does not have any direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the employee, accounts of family members outside of the immediate family would not be subject to review.

     - Any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager.

     -    Purchases that are part of an automatic investment plan.(4)

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(3)  A "Reportable Fund" means (a) any fund for which SBAM serves as the investment adviser as defined in section 2(a)(20) of the investment Company Act of 1940 (i.e., in most cases SBAM would need to be approved by the fund's board of directors before you can serve); or (b) any fund whose investment adviser or principal underwriter controls SBAM, is controlled by SBAM, or is under common control with SBAM. Currently, SBAM does not manage or advise or is otherwise affiliated with a Reportable Fund.

(4) "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

     - Purchases of securities by the exercise of rights issued to holders of a class of securities on a pro-rata basis.

     - Acquisitions or dispositions of securities as a result of a stock dividend, stock split, or other corporation actions.

From time to time, the CCO may exempt certain transactions on a trade-by-trade basis.

INVESTMENTS IN LIMITED OFFERINGS AND INITIAL PUBLIC OFFERINGS ("IPOS")(5)

No employees shall acquire beneficial ownership of securities in a Limited Offering and Initial Public Offering.

REPORTING

In order to provide SEAM with information to enable it to determine with reasonable assurance any indications of scalping, front-running or the appearance of a conflict of interest with the trading by SEAM Clients, each Employee of SBAM shall submit the following reports in the forms attached hereto to the CCO showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in the section below entitled Exemptions.

Quarterly Transaction Reports

Employees shall be required to instruct their broker-dealers to send to SEAM duplicate broker trade confirmations and account statements of the Employee which shall be received by the CCO, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an Employee's trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in ATTACHMENT B. The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership(6): (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

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(5)  The term "limited offering" is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504,505, or 506 of Regulation D. The term "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

(6) "Beneficial Ownership," as set forth under Rule 16a-l(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations there under, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. This may also include securities held by members of an Employee's immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required there under shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

                EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT
               TRANSACTIONS BY MEMBERS OF THE EMPLOYEE'S IMMEDIATE
             FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF
              THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS
                    DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports

New SEAM Employees are required to report all of their personal securities holdings no later than 10 days after the commencement of their employment (See ATTACHMENT C for a copy of the Initial Holdings Report). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes an Employee.

Existing Employees are required to provide SEAM with a complete list of securities holdings on an annual basis, or on or before February 14th (as determined by SEAM) of each year. The report shall be current as of December 31st, which is a date no more than 45 days from the final date the report is due to be submitted. (See ATTACHMENT D for a copy of the Annual Holdings Report).

Each holdings report (both the initial and annual) must contain, at a minimum:
(a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains, an account in which any securities are held for the access person's direct or indirect benefit; and (c) the date the access person submits the report.

Duplicate Copies

A form brokerage letter is attached to this Policy as ATTACHMENT E. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to a particular Employee, such Employee may complete and send a brokerage letter similar to Attachment E to each bank, broker or dealer maintaining an account on behalf of the Employee.

Exceptions from Reporting Requirements

Employees are not required to submit: 1) a transaction or initial and annual holdings report with respect to securities held in accounts over which the access person had no direct or indirect influence or control, and 2) a transaction report with respect to transactions effected pursuant to an automatic investment plan.

TRADING AND REVIEW

Though not prohibited by this Personal Securities Transaction Policy, SEAM does not expect its Employees to engage in frequent short-term (60 days) trading. In addition, except for limited circumstances and subject to pre-clearance approval, SEAM forbids its Employees to trade opposite of firm recommendations. SEAM strictly forbids "front running" client accounts, which is a practice generally understood to be Employees personally trading ahead of client accounts. The CCO will closely monitor Employees' investment patterns to detect these abuses. Richard Boutin, Corporate Officer, will monitor the CCO's personal securities transactions for compliance with the Personal Securities Transaction Policy.

ACA shall also conduct a post-trade review of SEAM Employees' personal trading. Specifically, SEAM Employees submit their personal trades electronically into ACA's proprietary web-based Personal Securities Transaction Reporting System ("PSTRS"). SEAM Employees may enter their trades into the PSTRS contemporaneously as they trade throughout a quarter or all at once after the end of the quarter.

Alternatively, the firm may aggregate the personal trades of all of its Employees into an electronic download and forward such information on to ACA. Regardless of the method of submission, all Employee trades must be reported to ACA within thirty (30) days after the end of each calendar quarter. ACA will then compare such trades to the quarterly download of SBAM's clients' trades and this Code. A quarterly report will be issued by ACA to SBAM regarding its review.

The reason for the development of a post transaction review process is to ensure that SBAM has developed procedures to supervise the activities of its associated persons. The comparison of Employee trades to those of its clients will identify potential conflicts of interest or the appearance of a potential conflict.

If SBAM discovers that an employee is personally trading contrary to the policies set forth above, the employee shall meet with the CCO to review the facts surrounding the transactions. This meeting shall help SBAM determine the appropriate course of action.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

SBAM takes the potential for conflicts of interest caused by personal investing very seriously. As such, SBAM requires its employees to promptly report any violations of the Code of Ethics to the CCO or OM. SBAM's management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any employee that seeks retaliation against another for reporting violations of the Code of Ethics. SBAM has zero tolerance for retaliatory actions and therefore may subject offenders to more severe action than set forth below. In order to minimize the potential for such behavior, all reports of Code of Ethics violations will be treated as being made on an anonymous basis.

SBAM has implemented remedial actions that are designed to discourage its employees from violating the Personal Securities Transaction Policy. Employees should be aware that SBAM reserves the right to impose varied sanctions on policy violators depending on the severity of the policy violation.

     -    1st Violation-- Verbal warning;

     - 2nd Violation-- Written warning that will be included in the employee's file, and disgorgement of profits to a charity specified by the employee; and

     - 3rd Violation-- Written warning, disgorgement of profits to a charity and monetary fine to be donated to a charity specified by the employee; and

     -    4th Violation -- Possible termination of employment.

DISCLOSURE

SBAM shall describe its Codes of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for SBAM's Code of Ethics shall be directed to the CCO or OM.

RECORDKEEPING

SBAM shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or SBAM's management.

     - A copy of this Policy and any other code WHICH is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     - A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     - A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or with the past five years was, an Employee of SBAM.

     - A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by the Firm for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     - A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     - The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

RESPONSIBILITY

The CCO will be responsible for administering the Personal Securities Transaction Policy. All questions regarding the policy should be directed to the CCO.

INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with
Section 204A, SBAM has instituted procedures to prevent the misuse of nonpublic information.

Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

     - Trading by an insider while in possession of material non-public information; or

     - Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non insider in violation of an insider's duty to keep it confidential; or

     - Communicating material non-public information to others in breach of a fiduciary duty.

     - SBAM's Insider Trading Policy applies to all of its employees. Any questions should be directed to the CCO and/or CIO.

WHOM DOES THE POLICY COVER?

This policy covers all of SBAM's employees ("covered persons") as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the covered person is an officer, director or 10% or greater stockholder and a partnership of which the covered person is a partner unless the covered person has no direct or indirect control over the partnership.

WHAT INFORMATION IS MATERIAL?

     Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Advance knowledge of the following types of information is generally regarded as "material":

     -    Dividend or earnings announcements

     -    Write-downs or write-offs of assets

     -    Additions to reserves for bad debts or contingent liabilities

     -    Expansion or curtailment of company or major division operations

     -    Merger, joint venture announcements

     -    New product/service announcements

     -    Discovery or research developments

     -    Criminal, civil and government investigations and indictments

     -    Pending labor disputes

     -    Debt service or liquidity problems

     -    Bankruptcy or insolvency problems

     -    Tender offers, stock repurchase plans, etc.

     -    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

SBAM's employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

PENALTIES FOR TRADING ON INSIDER INFORMATION

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION

If an employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO as soon as possible. From this point the employee and the CCO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, employees:

     - Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

     - Shall not engage in securities transactions of any company, except in accordance with SBAM's Personal Securities Transaction Policy and the securities laws.

     - Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

     - Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

     - Shall immediately report the potential receipt of non-public information to the CCO.

     - Shall not proceed with any research, trading, etc. until the CCO inform the employee of the appropriate course of action.

SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

     Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, SBAM may determine that it is in its clients' best interests for an employee(s) to serve as officers or on the board of directors of outside organizations. For example, a company held in clients' portfolios may be undergoing A reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of SBAM can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between SBAM and the outside organization, and that the employee does not communicate such information to other SBAM employees in violation of the information barrier.

Similarly, SBAM may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the employee must not be involved in the decision to retain or hire SEAM.

SBAM employees are prohibited from engaging in such outside activities without the prior written approval from the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

GIFTS

Employees may not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with SBAM, or on behalf of an advisory client. However, employees may accept gifts from a single giver in aggregate amounts not exceeding $100, and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the employee(s) are present.

RESPONSIBILITY

The CCO will be responsible for administering the Insider Trading and Gift Policies. All questions regarding the policy should be directed

                                                                    ATTACHMENT A

                       PERSONAL TRADING PRE-CLEARANCE FORM

     The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

1.   Buy ___________________ Sell _____________________ Short __________________

2.   Security ____________________

3.   Common Stock __________ Option __________ Debt __________ Other __________

4.   If applicable, is the Equity a "New Issue"? Yes ___________ No ___________

5.   Symbol ___________________

6.   Number of Shares/Contracts/Principal

7.   Brokerage Account Number __________________ Custodian __________________

8. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

9. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than seven (7) days.

10. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than thirty (30) days if the security is held in a client account as of the date below.

Employee                              (PRINT NAME)
         ----------------------------


Signed
       ------------------------------   ----------------------------------------
                                        Date

     By signing below, the individual verifies that the proposed transaction described above does not violate SBAM's Personal Securities Transaction Policy.
Note: One signature is required for pre-clearance.


-------------------------------------   ----------------------------------------
Compliance Officer (CCO)                Date


-------------------------------------   ----------------------------------------
Investment Officer (CIO)                Date
Trader/Portfolio Manager

                                                                    ATTACHMENT B

                     QUARTERLY SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended:____________
        (month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may tie deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to SBAM's Code of Ethics.

SECURITY   TICKER/CUSIP   DATE   SHARES   PRINCIPAL AMOUNT   BUY/SELL   PRICE   CUSTODIAN
--------   ------------   ----   ------   ----------------   --------   -----   ---------


** Please note that ALL accounts must be listed (including Non-Covered Securities).

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:                                   Signature:
      -------------------------------              -----------------------------

Print NAME:
            -------------------------

                                                                    ATTACHMENT C

                             INITIAL HOLDINGS REPORT

Date of Employment:_________(month/day/year)

The following is a list of current holdings as of a date not more than 45 days prior to the date I became an Employee of SEAM:

SECURITY   TICKER/CUSIP   DATE   SHARES   PRINCIPAL AMOUNT   BUY/SELL   PRICE   CUSTODIAN
--------   ------------   ----   ------   ----------------   --------   -----   ---------


This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:                                   Signature:
      -------------------------------              -----------------------------

Print NAME:
            -------------------------

                                                                    ATTACHMENT D

                             ANNUAL HOLDINGS REPORT

The following is a list of current holdings, as of DATE, which is no more than 45 days prior to the submission date of this Report:

C

SECURITY   TICKER/CUSIP   DATE   SHARES   PRINCIPAL AMOUNT   BUY/SELL   PRICE   CUSTODIAN
--------   ------------   ----   ------   ----------------   --------   -----   ---------


This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:                                   Signature:
      -------------------------------              -----------------------------

Print NAME:
            -------------------------

                                                                    ATTACHMENT E

                           SAMPLE OF BROKERAGE LETTER

[DATE]

[NAME OF CUSTODIAN]
[ADDRESS]
[CITY,STATE ZIP]

Re: Account No.

     Account NAME

Dear [NAME],

As of [DATE], please send to the undersigned a duplicate confirmation of each transaction in the above NAMED account and monthly brokerage account statements for the above NAMED account.

Please mail the confirmations and account statements to:

     [Finn]
     Attn: [NAME], CCO
     [Address]
     New York, New York 10022

If you have any questions or concerns, please feel free to give me a call at
(xxx) xxx-xxxx. Thank you for your immediate attention to this matter.

Sincerely, [NAME]

cc: [NAME]